Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-12939, 333-45423, 333-45507, 333-45491, 333-45493, 333-45495, 333-45499, 333-51647, 333-67131, 333-67133, 333-67135, 333-85289, 333-85291, 333-85293, 333-85295, 333-85301,333-95207, 333-35716; 333-35718, 333-333-35720, 333-35722, 333-35724, 333-117171, 333-118203, 333-118202, 333-118201, 333-118200, 333-122204, 333-124086, 333-134167, 333-136604, 333-136605, 333-136606, 333-150568, 333-150569, 333-150570, 333-150571, 333-150572, 333-159694) and Registration Statements on Form S-3 (Nos. 333-06041, 333-14717, 333-20485, 333-31259, 333-66879, 333-84931, 333-99007, 333-106787, 333-163928, 333-172198) of BorgWarner Inc. of our report dated February 14, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Detroit, Michigan
February 14, 2013